Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

Management Board

OSO Biopharm Holdings, LLC and Subsidiaries

Report on Financial Statements

We have audited the accompanying consolidated financial statements of OSO Biopharm Holdings, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, members’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OSO Biopharm Holdings, LLC and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Albuquerque, New Mexico

February 28, 2014

OSO BIOPHARM HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,889,806	$4,444,374
Accounts receivable, net of allowance for bad debts of $206,114 and $0 at 2013 and 2012, respectively	5,859,519	4,196,523
Inventories, net	8,866,972	5,374,035
Prepaid expenses	1,631,992	625,180
Total current assets	20,248,289	14,640,112

Property and equipment, net	15,028,126	14,093,109

Total assets	$35,276,415	$28,733,221

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
Accounts payable	$2,111,196	$2,486,246
Accrued liabilities	3,445,068	3,117,661
Customer deposits	221,584	615,460
Deferred revenues	2,592,705	326,564
Line of credit	70,957	1,750,000
Long-term debt - current portion	-	1,622,529
Total current liabilities	8,441,510	9,918,460

LONG-TERM LIABILITIES
Long-term debt	415,605	-
Accrued liabilities	663,175	729,200
Total long-term liabilities	1,078,780	729,200

Total liabilities	9,520,290	10,647,660

Commitments (Note 8)

MEMBERS' CAPITAL	25,756,125	18,085,561

Total liabilities and members' capital	$35,276,415	$28,733,221

OSO BIOPHARM HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2013	2012

Revenues	$47,777,024	$39,688,690

Cost of sales	34,785,568	38,655,078

Gross margin	12,991,456	1,033,612

Selling, General and Administrative Expense
Salaries and benefits	2,490,051	2,344,466
Depreciation	89,632	153,578
Professional fees and consulting	515,135	873,637
Insurance	552,322	537,905
Property and other taxes	382,451	334,070
Supplies	363,089	389,355
Provision for (recovery of) bad debt expense	206,114	(203,150)
Travel and entertainment	251,205	248,615
Telephone expense	110,390	128,905
Other expenses	68,500	40,802

Rents and leases	72,732	63,479
Dues, fees and licenses	39,424	32,451
Other employee expenses	79,209	54,223
Advertising expense	93,608	166,999
Meetings and training	42,368	24,461

Total operating expenses	5,356,230	5,189,796

GAIN (LOSS) FROM OPERATIONS	7,635,226	(4,156,184)

NON-OPERATING (EXPENSE) INCOME
Amortization of customer contracts liability	-	506,250
Interest expense	(73,075)	(128,881)

Insurance recoveries	-	2,200,000
Stock compensation expense	(74,929)	-
Other	45,913	29,621

TOTAL NON-OPERATING (EXPENSE) INCOME	(102,091)	2,606,990

NET INCOME (LOSS)	$7,533,135	$(1,549,194)

OSO BIOPHARM HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ CAPITAL

	Class A	Class A-1	Class B	Class C	Total
	Member	Member	Member	Member	Members'
	Units	Units	Units	Units	Capital

BALANCE, December 31, 2011	10,250,000	-	389,240	356,803	$18,925,034

Vesting of Class C member units	-	-	-	97,310	-

Additional contribution	-	1,166,113	-	-	2,500,000

Repurchase units	-	-	-	(16,218)	(1,790,279)

Net loss	-	-	-	-	(1,549,194)

BALANCE, December 31, 2012	10,250,000	1,166,113	389,240	437,895	18,085,561

Vesting of Class C member units	-	-	-	48,655	-

Additional contribution	-	29,153	-	-	62,500

Compensation Expense C Shares	-	-	-	-	74,929

Net income	-	-	-	-	7,533,135

BALANCE, December 31, 2013	10,250,000	1,195,266	389,240	486,550	$25,756,125

OSO BIOPHARM HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,533,135	$(1,549,194)
Adjustments to reconcile net loss to net cash provided (used) by operations
Depreciation	891,856	652,155
Forgiveness of long term debt	(65,650)	-
Amortization of customer contracts liability	-	(506,250)
Provision for (recovery of) bad debt expense	206,114	(203,150)
Provision for inventory obsolescence	1,863,749	1,681,072
Stock compensation expense	74,929	-
Loss on fixed asset disposal	-	8,674
Changes in assets and liabilities
Accounts receivable	(1,869,110)	(794,369)
Inventories	(5,356,686)	19,933
Prepaid expenses	(1,006,812)	88,171
Accounts payable	(375,050)	876,157
Accrued liabilities	327,407	98,140
Deferred revenue and customer deposits	1,872,265	(628,413)
Accrued liabilities	4,931	416,874

Net cash provided by operating activities	4,101,078	159,800

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,826,873)	(2,698,289)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from member contributions	62,500	2,500,000
Repurchase of member units	-	(1,790,279)
Proceeds from line of credit	415,605	1,750,000
Payment on note payable	(3,306,878)	(1,528,265)

Net cash (used) provided by financing activities	(2,828,773)	931,456

Net decrease in cash and cash equivalents	(554,568)	(1,607,033)

CASH AND CASH EQUIVALENTS, beginning of year	4,444,374	6,051,407

CASH AND CASH EQUIVALENTS, end of year	$3,889,806	$4,444,374

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$73,075	$147,474
Reduction of note payable for credit received for CIP equipment	65,650	-

Note 1 – Organization and Description of Business

OSO Biopharm Holdings, LLC (Holdings) was formed under the laws of the State of Delaware on May 14, 2008 for the purpose of purchasing the interests of OSO Biopharmaceuticals Manufacturing, LLC. The purchase was effective on May 16, 2008, and currently all operations of Holdings are conducted by OSO Biopharmaceuticals Manufacturing, LLC, a subsidiary.

OSO Biopharmaceuticals Manufacturing, LLC is a contract manufacturer of sterile injectable pharmaceuticals and is located in Albuquerque, New Mexico. The Company manufactures products for pharmaceutical companies located in the United States and abroad. The manufacturing process consists primarily of cGMP glass vial filling and lyophilization services for injectable drugs and biologics that are either approved for commercial marketing or in clinical development.

On November 17, 2009, Holdings formed a single member LLC under the laws of the State of Delaware by the name of OsoBio Development, LLC. The purpose of OsoBio Development, LLC is to enter into joint venture arrangements for the general purpose of identifying, acquiring, developing, obtaining approval to market, manufacturing and commercializing injectable pharmaceutical products.

Note 2 – Significant Accounting Policies

Principles of consolidation – The consolidated financial statements include the accounts and activity of Holdings and its wholly owned subsidiaries, OSO Biopharmaceuticals Manufacturing, LLC and OsoBio Development, LLC. Collectively, these entities are referred to as the “Company.” All significant intercompany balances and transactions have been eliminated in consolidation.

Management’s estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amount of revenues and expenses. Significant estimates include the valuation of inventory, the measurement of allowances for doubtful accounts, and the customer contracts liability. Actual results could differ from those estimates.

Generally Accepted Accounting Principles (GAAP) – The accompanying consolidated financial statements are prepared in accordance with GAAP.

Cash and cash equivalents – Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less. Cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation at various times during the year.

Accounts receivable – Accounts receivable consists primarily of amounts due from customers for the manufacture of injectable pharmaceuticals. Management records an estimated provision for doubtful accounts to the extent it is probable an amount will not be collected.

Note 2 – Significant Accounting Policies (continued)

In evaluating the collectability of accounts receivable, the Company considers a number of factors, including the age of the accounts and evaluation of each account based on a customer’s payment history and other information that is made available to management.

Inventories – Finished goods, work in process and raw materials are carried at standard cost (which approximates actual cost), principally on a first-in, first-out basis, but not in excess of market. Inventory costs include the direct and indirect costs of manufacturing. General and administrative costs are included as period charges, except for the portion of such expenses that may be clearly related to manufacturing and thus constitute a part of inventory costs. Factory supplies are also expensed. The Company reviews the carrying value of inventories on a quarterly basis and makes any lower of cost or market adjustments at that time. The Company reviews and sets standard costs on an annual basis. Management’s estimate of the inventory reserve is based on the specification identification of lots that are expected to be scrapped.

Property and equipment – Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The range of estimated useful lives is as follows:

Building and improvements	39 years

Machinery and equipment	7 - 10 years

Furniture and fixtures	7 years

Vehicles	5 years

Computer equipment and software	3 - 5 years

Depreciation of property and equipment totaled $891,856 and $652,155 for the years ended December 31, 2013 and 2012, respectively. Of total depreciation, $802,224 and $498,577 was allocated to cost of sales for the years ended December 31, 2013 and 2012, respectively. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Customer contracts – In connection with the acquisition OSO Biopharmaceuticals Manufacturing LLC in 2008, the Company recorded acquired customer contracts liabilities of $5,400,000. These customer contract liabilities are amortized over their expected useful life of four years, and are fully amortized as of December 31, 2013.

Income taxes – OSO Biopharm Holdings, Inc. elected LLC status effective at its inception. The consolidated financial statements also include the consolidation of subsidiary companies OSO Biopharmaceuticals Manufacturing, LLC and OsoBio Development, LLC, which elected and received approval to operate as LLC’s. The taxable income and expenses of OSO Biopharm Holdings, Inc. and its subsidiaries flow through to the members and are reportable by the individual members. Accordingly, no provision for income taxes is recorded in the accompanying consolidated financial statements.

Note 2 – Significant Accounting Policies (continued)

The Company adopted the Financial Accounting Standards Board’s (FASB) guidance relating to accounting for uncertain tax positions. The guidance prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various related matters such as de-recognition, interest, penalties and disclosures required. The Company does not have any entity level uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.

Revenue – Revenue is recognized either upon shipment or completion of the manufacturing process, in accordance with the terms of the contract, which specifies when delivery is to take place and when the transfer of title occurs. Revenue is recognized upon completion of the manufacturing process when the product is physically segregated in inventory and is complete and ready for shipment, and there are no substantial additional performance requirements of the Company, and there are no uncertainties about the customer’s acceptance of the product. Deferred revenue is recorded when products are nearing completion of the manufacturing process but the Company has yet to meet the revenue recognition requirements.

Non-product revenue includes service fees and the revenue related to these agreements is recognized when service obligations of performance have been completed.

Cost of sales – Costs of sales includes the cost of inventory (as adjusted for charges for obsolescence), production, freight, discounts, and shrinkage.

Selling, general, and administrative expenses – Selling, general and administrative expenses consist of compensation and employee benefit expenses, other than those directly or indirectly related to production activities. Selling, general and administrative expenses also include such costs as advertising, office supplies, freight, communication costs, travel, and purchased services.

Planned major maintenance activities – The Company uses the direct expensing method to account for planned major maintenance activities. With the exception of media validation runs, which are amortized over a 12 month period.

Shipping and handling – Shipping and handling costs are included in cost of sales. Shipping and handling revenue is immaterial and is presented within revenues.

Advertising expense – The cost of advertising is expensed when incurred or when the first advertising takes place. The Company does not participate in direct-response advertising that requires the capitalization and amortization of related costs.

Note 2 – Significant Accounting Policies (continued)

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before consolidated financial statements are available to be issued.

The Company has evaluated subsequent events through February 28, 2014 which is the date the consolidated financial statements were available to be issued.

Note 3 – Inventories

Inventories consisted of the following at December 31:

	2013	2012

Finished goods	$4,306,977	$1,324,737
Raw materials	3,736,921	4,157,588
Work-in-process	3,422,949	1,888,334
	11,466,847	7,370,659
Inventory reserve	(2,599,875)	(1,996,624)

	$8,866,972	$5,374,035

Note 4 – Manufacturing Operations Disruption

During 2011, OSO Biopharmaceuticals Manufacturing, LLC had an unplanned shut down due to an equipment malfunction on one of the main manufacturing lines. The underlying issue has been remedied and the manufacturing line is now fully operational. In 2011, the Company recorded approximately $5,900,201 of costs related to the disruption and recovered $1,750,000 under its insurance policies. In 2012, an additional amount of approximately $2,200,000 was recovered under the Company’s insurance policy and is included in non-operating income on the consolidated statements of operations.

Note 5 – Property and Equipment

Property and equipment consisted of the following at December 31:

	2013	2012

Building and building improvements	$2,595,761	$2,311,079
Machinery and equipment	8,940,908	7,810,645
Computer equipment and software	2,559,970	2,392,250

Automobiles	8,608	8,609
Depreciable property and equipment	14,105,247	12,522,583
Accumulated depreciation	(3,650,074)	(2,758,219)
Depreciable property and equipment, net	10,455,173	9,764,364
Construction in progress	4,572,953	4,328,745

Total	$15,028,126	$14,093,109

Note 6 – Long-term Debt and Line of Credit

On July 2, 2010, the Company executed a financing agreement with Robert Bosch Packaging Technology Corporation to purchase manufacturing equipment. The total purchase price of the equipment was $6,686,275. During 2010 and 2011, the Company made cash payments towards the purchase price of $1,953,137. The remaining balance was financed through issuance of a note payable with a balance of $4,733,138. The agreement had a maturity date of December 31, 2013 and was paid according to terms. In 2013, the Company made payments of $1,556,879 and a credit was received from the lender of $65,650 due to the Company not installing the syringe filler in full satisfaction of the financing agreement. There is no outstanding balance as of December 31, 2013.

The Company had a $3,500,000 line-of-credit with a financial institution that expired on May 31, 2013. The line was collateralized by accounts receivable and inventory. Interest is payable monthly on outstanding balances at an interest rate of 2.46%. The Company paid $1,750,000 by the maturity date in full satisfaction of the agreement.

On September 15, 2013 the Company executed two line-of-credit agreements with a financial institution for a total of $5,500,000. One agreement for $3,500,000 is a revolving line-of-credit with interest only payable monthly and principal due at maturity at an approximate interest rate of 2.43%. The other agreement is a $2,000,000 one year advancing equipment loan with interest only payable monthly at an approximate interest rate of 2.68%. The equipment loan agreement can be converted to a 48 or 60 month full amortization loan at the end of one year. Both agreements mature on September 15, 2014. Both agreements are collateralized by the Company’s bank accounts, inventory and equipment. As of December 31, 2013, the Company drew on the equipment line of $415,605 for an equipment purchase and accrued interest of $70,957 that is payable in 2014.

Note 7 – 401(k) Retirement Plan

The Company sponsors a 401(k) retirement plan (Plan) covering all eligible employees as defined by the Plan. Contributions to the Plan are based upon the amount of the employees’ deferrals, the employer’s matching formula, and any discretionary profit sharing contributions. The Company contributed $462,149 and $464,962 in matching contributions for the years ended December 31, 2013 and 2012, respectively. In addition, the Company made discretionary profit sharing contributions of $141,001 for the year ended December 31, 2013. No profit sharing contributions were made for the year ended December 31, 2012.

Note 8 – Commitments

The Company rents equipment, storage, and vehicles primarily under month-to-month operating leases. Rental and lease expenses were $465,528 and $464,566 for the years ended December 31, 2013 and 2012, respectively.

Future anticipated rent and lease expenses under non-cancelable operating leases are as follows:

Year ending December 31,

2014	$224,200
2015	137,494
2016	135,916
2017	135,916

$633,526

Note 9 – Concentrations of Business and Credit Risk

Concentrations of credit and business risk with major customers – As of and for the year ended December 31, 2013, approximately 77% of the Company’s accounts receivable balance, and 58% of revenues, were derived from 2 customers. As of and for the year ended December 31, 2012, approximately 66% of the Company’s accounts receivable balance, and 67% of revenues, were derived from four customers. Management does not believe the loss of any major customer is likely. The potential loss of one or more major customer would have a significant impact on the Company’s operations. Management believes the reported balance of accounts receivable net of allowance for bad debts will be collected.

Concentration of credit risk on cash deposits – The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company exceeded the federally insured limit by $3,660,663 at December 31, 2013. Management monitors the financial condition of these financial institutions and does not believe any significant credit risk exists at this time.

Note 10 – Members’ Capital

The Company is governed by its Second Amended and Restated Limited Liability Company Agreement (Agreement) dated December 19, 2012 which amends and restates the Amended and Restated Limited Liability Company Agreement dated as of May 19, 2008, and shall continue in existence until terminated by the Management Board. As of December 31, 2013, there are four authorized classes of membership units, designated as Class A, A-1, B and C, as more fully described below. Allocations of net income and losses are made in accordance with the Agreement, generally in proportion of membership interests held by each member.

Distributions from the Company are made as follows:

Distributions prior to a sale or liquidation, as defined in the Agreement, are paid in the following order of priority:

•	First, to all members holding the Class A-1 units who have an Unpaid Class A-1 Distribution Preference, as defined in the Agreement, until their Unpaid A-1 Distribution Preferences are reduced to zero.
•	Second, to all members holding the Class A-1 units who have an Unreturned Class A-1 Investment, until their Unreturned Class A-1 Investments are reduced to zero.
•	Third, to all members holding the Class A units who have an Unpaid Class A Distribution Preference, until their Unpaid Class A Distribution Preferences are reduced to zero.
•	Fourth, to all members holding the Class A Units who have an Unreturned Class A Investment, until their Unreturned Class A Investments are reduced to zero.

• Thereafter, to members holding Class A-1 Units and Class A membership units.

Distributions in connection with a sale or liquidation, as defined in the Agreement, are paid in the following order of priority:

•	First, to all members holding the Class A-1 Units who have an Unpaid Class A-1 Distribution Preference, as defined in the Agreement, until all Unpaid Class A-1 Distribution Preferences are reduced to zero.
•	Second, to all members holding the Class A-1 Units who have an Unreturned Class A-1 Investment, until their Unreturned Class A-1 Investments are reduced to zero.
•	Third, to all members holding the Class A Units who have an Unpaid Class A Distribution Preference, until their Unpaid Class A Distribution Preferences are reduced to zero.
•	Fourth, to all members holding the Class A Units who have an Unreturned Class A Investment, until their Unreturned Class A Investments are reduced to zero.
•	Thereafter, to all members in proportion to the number of Class A, Class B and Class C Units held by each member, provided that any prior distributions are treated as advances against amounts otherwise due to Class A members.

Note 10 – Members’ Capital (continued)

Class A-1 Units

The Company issued 1,166,113 Class A-1 units on December 19, 2012 with a capital contribution of $2,500,000 and an approximate price per unit of $2.14. In addition, the Company offered an additional 29,153 units to another member to keep the same proportionate share of Class A ownership. The member did accept the offer as of December 31, 2013 and made a capital contribution of $62,500 at the same price per unit of $2.14.

Under the agreement, Class A-1 members receive a distribution preference entitling the members to an 8% annual compounded rate of return on such member’s Unreturned Class A-1 Investment. In addition, as defined in the agreement, Unreturned Class A-1 Investment for purposes other than the calculation of the distribution preference is equal to two times the aggregate amount of contributions by such member. Class A-1 members have priority over all other class members.

Class A Units

The Company issued 10,250,000 Class A units on May 19, 2008. Such amounts remain issued and outstanding as of December 31, 2013 and 2012. The Class A units were issued on the basis of $1 per unit for a total of $10,250,000.

Under the Agreement, Class A members may contribute up to an additional $10,250,000 to the Company. Additional units will not be issued for any such additional contributions; however, such additional contributions will be treated as Unreturned Investment entitling the members to a Distribution Preference and to an 8% annual compounded rate of return on such Unreturned Investment, as those terms are defined in the Agreement. The Class A units have a third priority on all distributions, and distributions to other classes of units are only made in the event of a sale or liquidation event.

Class B Units

On May 16, 2008, the Company issued 389,240 Class B units in exchange for consulting services. In exchange for such services, the Company paid $250,000, plus issued the 389,240 Class B units. No value was recorded at the date of grant as the value was not estimable because the units have no potential value unless the Company is liquidated in connection with a sale.

Note 10 – Members’ Capital (continued)

Class C Units

The Company is authorized to issue up to 713,606 Class C units to employees. The Class C Units are subject to vesting in accordance with the agreements and are not subject to mandatory redemption by the Company. The Class C units vest over a period of four years from the date of grant at the rate of 25% per year. No value was recorded at the date of the original grant as the units have no potential value unless the Company is liquidated in connection with a sale; and at the time, the likelihood of liquidation was considered remote. Effective in 2012, the Company obtained a third party valuation of the Company’s shares in order to re-purchase shares for two former employees. Based on the valuation obtained by the Company, the fair value of the units is estimated at $1.54 per unit. In addition, in 2012 new agreements were made to two members resulting in compensation expense as shares become vested. As of December 31, 2013, the total compensation cost related to non-vested awards not yet recognized is $299,715 which will be recognized over a four year vesting period. The compensation cost expensed as of December 31, 2013 was $74,929. The Company issued 64,873 units in 2013, none of which were vested as of December 31, 2013. There was no compensation cost expensed as of December 31, 2012. A summary of the Class C units as of December 31, 2013 and 2012, and changes during the years then ended is presented in the table below:

	2013	2012

Outstanding at beginning of year	632,515	502,768
Issued	64,873	194,620
Repurchased	-	(16,218)
Forfeited and canceled	-	(48,655)

Outstanding at end of year	697,388	632,515

Vested at end of year	486,550	437,895

OSO BIOPHARMACEUTICALS MANUFACTURING, LLC

BALANCE SHEETS

Unaudited

	June 30,
	2014	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,223,160	$3,731,646
Accounts receivable, net of allowance for bad debts of $428,526 and $0, at 2014 and 2013, respectively	6,272,344	10,106,872
Inventories, net	6,458,535	5,762,403
Prepaid expenses	1,990,440	1,476,991
Total current assets	16,944,479	21,077,912

PROPERTY AND EQUIPMENT, NET	15,997,861	14,458,773

Total assets	$32,942,340	$35,536,685

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
Accounts payable	$2,195,093	$2,097,220
Accrued liabilities	4,933,571	3,654,163
Customer deposits	298,659	394,946
Deferred revenues	644,382	2,642,007
Long-term debt - current portion	-	823,404
Total current liabilities	8,071,705	9,611,740

LONG-TERM LIABILITIES
Accrued liabilities	633,163	900,188
Payable to parent company	11,375,450	11,465,020
Total long-term liabilities	12,008,613	12,365,208

Total liabilities	20,080,318	21,976,948

COMMITMENTS (Note 9)

MEMBERS' CAPITAL	12,862,022	13,559,737

Total liabilities and members' capital	$32,942,340	$35,536,685

OSO BIOPHARMACEUTICALS MANUFACTURING, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ CAPITAL

Unaudited

	Six-Month Periods Ended June 30,
	2014	2013

Revenues	$24,062,935	$26,633,464
Cost of sales	22,824,639	17,611,348
Gross margin	1,238,296	9,022,116

Selling, General and Administrative Expense
Salaries and benefits	1,744,970	1,378,088
Insurance	334,327	244,477
Property and other taxes	221,919	175,434
Supplies	218,651	173,967
Provision for bad debt expense	202,412	-
Travel and entertainment	118,040	124,319
Professional fees and consulting	83,186	237,433
Other employee expenses	73,814	10,768
Telephone expense	54,382	58,614
Depreciation	44,376	43,375
Rents and leases	35,156	39,255
Advertising expense	27,862	61,332
Other expenses	18,000	6,009
Dues, fees and licenses	7,000	22,671
Meetings and training	5,754	40,657
Total operating expenses	3,189,849	2,616,399

(LOSS) INCOME FROM OPERATIONS	(1,951,553)	6,405,717

NON-OPERATING INCOME (EXPENSE)
Interest expense	-	(38,745)
Stock compensation benefit (expense)	74,929	(24,976)
Other	18,060	26,836
TOTAL NON-OPERATING INCOME (EXPENSE)	92,989	(36,885)

NET (LOSS) INCOME	(1,858,564)	6,368,832

MEMBERS' CAPITAL, beginning of period	14,720,586	7,190,905

MEMBERS' CAPITAL, end of period	$12,862,022	$13,559,737

OSO BIOPHARMACEUTICALS MANUFACTURING, LLC

STATEMENTS OF CASH FLOWS

Unaudited

	Six-Month Periods Ended June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,858,564)	$6,368,832
Adjustments to reconcile net (loss) income to net cash (used) provided by operations
Depreciation	504,191	419,961
Provision for bad debt expense	202,412	-
Provision for inventory obsolescence	1,106,137	597,765
Changes in assets and liabilities
Accounts receivable	(615,237)	(5,910,349)
Inventories	1,302,300	(986,133)
Prepaid expenses	(358,448)	(851,811)
Accounts payable	83,897	(389,026)
Accrued liabilities	1,459,760	711,202
Deferred revenue and customer deposits	(1,871,248)	2,094,929

Net cash (used) provided by operating activities	(44,800)	2,055,370

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,473,926)	(785,625)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	-	(799,125)
Payable to parent company	(147,920)	(1,183,348)

Net cash used by financing activities	(147,920)	(1,982,473)

Net decrease in cash and cash equivalents	(1,666,646)	(712,728)

CASH AND CASH EQUIVALENTS, beginning of period	3,889,806	4,444,374

CASH AND CASH EQUIVALENTS, end of period	$2,223,160	$3,731,646

Note 1 – Organization and Description of Business

OSO Biopharmaceuticals Manufacturing, LLC (the Company) was formed under the laws of the State of Delaware on May 6, 2008. The Company is a contract manufacturer of sterile injectable pharmaceuticals and is located in Albuquerque, New Mexico. The Company manufactures products for pharmaceutical companies located in the United States and abroad. The manufacturing process consists primarily of cGMP glass vial filling and lyophilization services for injectable drugs and biologics that are either approved for commercial marketing or in clinical development. The Company is a wholly owned subsidiary of OSO Biopharm Holdings, LLC (parent company).

On June 1, 2014, the parent company agreed to sell the Company to ALO Acquisition LLC, a company owned by Albany Molecular Research, Inc. (a NASDAQ listed entity) for base purchase price of $110 million, subject to adjustments as specified in the agreement. This transaction was completed on July 1, 2014.

Note 2 – Significant Accounting Policies

Unaudited interim financial information - The accompanying balance sheets as of June 30, 2014 and 2013, and statements of operations and members’ capital and cash flows for the six months ended June 30, 2014 and 2013, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2014 and 2013, and results of operations and cash flows for the six months ended June 30, 2014 and 2013. The results of the six months ended June 30, 2014 and 2013, are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2014, or any other interim period or other future year.

Management’s estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amount of revenues and expenses. Significant estimates include the valuation of inventory, the measurement of allowances for doubtful accounts, and the customer contracts liability. Actual results could differ from those estimates.

Generally Accepted Accounting Principles (GAAP) – The accompanying financial statements are prepared in accordance with U.S. GAAP.

Cash and cash equivalents – Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less. Cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation at various times during the period.

Note 2 – Significant Accounting Policies (continued)

Accounts receivable – Accounts receivable consists primarily of amounts due from customers for the manufacture of injectable pharmaceuticals. Management records an estimated provision for doubtful accounts to the extent it is probable an amount will not be collected.

In evaluating the collectability of accounts receivable, the Company considers a number of factors, including the age of the accounts and evaluation of each account based on a customer’s payment history and other information that is made available to management.

Inventories – Finished goods, work in process and raw materials are carried at standard cost (which approximates actual cost), principally on a first-in, first-out basis, but not in excess of market. Inventory costs include the direct and indirect costs of manufacturing. General and administrative costs are included as period charges, except for the portion of such expenses that may be clearly related to manufacturing and thus constitute a part of inventory costs. Factory supplies are also expensed. The Company reviews the carrying value of inventories on a quarterly basis and makes any lower of cost or market adjustments at that time. The Company reviews and sets standard costs on an annual basis. Management’s estimate of the inventory reserve is based on the specific identification of lots that are expected to be scrapped.

Property and equipment – Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The range of estimated useful lives is as follows:

Building and improvements	39 years

Machinery and equipment	7 - 10 years

Furniture and fixtures	7 years

Vehicles	5 years

Computer equipment and software	3 - 5 years

Depreciation of property and equipment totaled $504,191 and $419,961 for the six-month periods ended June 30, 2014 and 2013, respectively. Of total depreciation, $459,815 and $376,586 were allocated to cost of sales for the six-month periods ended June 30, 2014 and 2013, respectively. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Income taxes – The Company elected LLC status effective at its inception. The taxable income and expenses of the Company s flow through to the members and are reportable by the individual members. Accordingly, no provision for income taxes is recorded in the accompanying financial statements.

Note 2 – Significant Accounting Policies (continued)

Accounting Standards on Income Taxes addresses the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. In accordance with the accounting standards, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The Company’s assessments of its tax positions did not result in changes that had a material impact on results of operations, financial condition or liquidity. The Company does not have any entity level uncertain tax positions at June 30, 2014 and 2013. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return. The Company is no longer subject to income tax examinations by tax authorities for fiscal years before December 31, 2010 for its federal and state filings.

Revenue – Revenue is recognized either upon shipment or completion of the manufacturing process, in accordance with the terms of the contract, which specifies when delivery is to take place and when the transfer of title occurs. Revenue is recognized upon completion of the manufacturing process when the product is physically segregated in inventory and is complete and ready for shipment, there are no substantial additional performance requirements of the Company, and there are no uncertainties about the customer’s acceptance of the product. Deferred revenue is recorded when products are nearing completion of the manufacturing process but the Company has yet to meet the revenue recognition requirements.

Non-product revenue includes service fees and the revenue related to these agreements is recognized when service obligations of performance have been completed.

Cost of sales – Costs of sales includes the cost of inventory (as adjusted for charges for obsolescence), production, freight, discounts, and shrinkage.

Selling, general, and administrative expenses – Selling, general and administrative expenses consist of compensation and employee benefit expenses, other than those directly or indirectly related to production activities. Selling, general and administrative expenses also include such costs as advertising, office supplies, freight, communication costs, travel, and purchased services.

Planned major maintenance activities – The Company uses the direct expensing method to account for planned major maintenance activities. With the exception of media validation runs, which are amortized over a 12 month period.

Shipping and handling – Shipping and handling costs are included in cost of sales. Shipping and handling revenue is immaterial and is presented within revenues.

Advertising expense – The cost of advertising is expensed when incurred or when the first advertising takes place. The Company does not participate in direct-response advertising that requires the capitalization and amortization of related costs.

 Note 2 – Significant Accounting Policies (continued)

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued.

The Company has evaluated subsequent events through September 12, 2014 which is the date the financial statements were available to be issued.

Note 3 – Inventories

Inventories consisted of the following at June 30:

	2014	2013

Finished goods	$3,032,639	$1,681,124
Raw materials	3,810,776	3,675,565
Work-in-process	3,321,132	3,000,103
	10,164,547	8,356,792
Inventory reserve	(3,706,012)	(2,594,389)

	$6,458,535	$5,762,403

Note 4 – Manufacturing Operations Disruption

During the second quarter of 2014, the Company had an unplanned shut down period due to equipment malfunctions on the main manufacturing lines. The underlying issues have been remedied and the manufacturing lines are now fully operational. The Company recorded approximately $1.2 million in unabsorbed labor and overhead cost, $231,000 material and validation costs and $967,000 of scrap batches for one customer related to these events.

Note 5 – Property and Equipment

Property and equipment consisted of the following at June 30:

	2014	2013

Building and building improvements	$2,770,437	$2,466,700
Machinery and equipment	9,123,561	8,355,151
Computer equipment and software	2,625,995	2,397,688
Automobiles	8,608	8,608
Depreciable property and equipment	14,528,601	13,228,147
Accumulated depreciation	(4,109,199)	(3,178,178)
Depreciable property and equipment, net	10,419,402	10,049,969
Construction in progress	5,578,459	4,408,804

Total	$15,997,861	$14,458,773

Note 6 – Long-term Debt and Line of Credit

On July 2, 2010, the Company executed a financing agreement with Robert Bosch Packaging Technology Corporation to purchase manufacturing equipment. The total purchase price of the equipment was $6,686,275. During 2010 and 2009, the Company made cash payments towards the purchase price of $1,953,137. The remaining balance was financed through issuance of a note payable with a balance of $4,733,138. The agreement has a maturity date of December 31, 2013 and bears interest of 6% per annum, and requires monthly principal and interest payments. The outstanding balance is $823,404 as of June 30, 2013. The Company has secured the note with its home office building.

On September 15, 2013, the Company executed two line-of-credit agreements with a financial institution for a total of $5,500,000. One agreement for $3,500,000 is a revolving line-of-credit with interest only payable monthly and principal due at maturity at an approximate interest rate of 2.43%. The other agreement is a $2,000,000 one year advancing equipment loan with interest only payable monthly at an approximate interest rate of 2.68%. The equipment loan agreement can be converted to a 48 or 60 month full amortization loan at the end of one year. Both agreements mature on September 15, 2014. Both agreements are collateralized by the Company’s bank accounts, inventory and equipment. There are no outstanding balances at June 30, 2014.

Note 7 – 401(k) Retirement Plan

The Company sponsors a 401(k) retirement plan (Plan) covering all eligible employees as defined by the Plan. Contributions to the Plan are based upon the amount of the employees’ deferrals, the employer’s matching formula, and any discretionary profit sharing contributions. The Company contributed $234,474 and $229,396 in matching contributions for the six-month periods ended June 30, 2014 and 2013, respectively. No profit sharing contributions were made for the six-month periods ended June 30, 2014 and 2013.

Note 8 – Payable to parent company

The payable to the parent company represents advances for the Company’s working capital requirements.

Note 9 – Commitments

The Company rents equipment, storage, and vehicles primarily under month-to-month operating leases. Rental and lease expenses were $61,855 and $63,449 for the six-month periods ended June 30, 2014 and 2013, respectively.

Future anticipated rent and lease expenses under non-cancelable operating leases are as follows:

Period ending December 31,

2014	$112,100
2015	137,494
2016	135,916
2017	135,916
2018	135,916

$657,342

Note 10 – Concentrations of Business and Credit Risk

Concentrations of credit and business risk with major customers – As of and for the six-month period ended June 30, 2014, approximately 68% of the Company’s accounts receivable balance, and 77% of revenues, were derived from 3 customers. As of and for the six-month period ended June 30, 2013, approximately 64% of the Company’s accounts receivable balance, and 70% of revenues, were derived from 3 customers. Management does not believe the loss of any major customer is likely. The potential loss of one or more major customer would have a significant impact on the Company’s operations. Management believes the reported balance of accounts receivable net of allowance for bad debts will be collected.

Concentration of credit risk on cash deposits – The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company exceeded the federally insured limit by $1,973,002 and $3,481,646 at June 30, 2014 and 2013, respectively. Management monitors the financial condition of these financial institutions and does not believe any significant credit risk exists at this time.